SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 10, 2011

HEALTHIENT, INC.
(exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

333-59114	33-0730042
Commission File Number	IRS Employer Identification Number

4440 PGA Blvd. Suite 600 Palm Beach, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 720 2112

_______________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Board of Directors of Healthient, Inc., previously known as Time Associates, Inc., a Nevada corporation (the "Registrant") determined that it was in the best interest of the Company to change its auditors, K. Brain Pybus, CPA, P.A. to Ron R. Chadwick, P.C.  The Registrant dismissed K. Brian Pybus, CPA, P.A. as of January 10, 2011.

The Registrant completed a share exchange transaction with SnackHealthy, Inc., previously known as Healthient, Inc., a Nevada corporation as of October 5, 2010. Following the share exchange transaction, SnackHealthy, Inc. became a wholly-owned operating subsidiary of the Registrant.  K. Brain Pybus, CPA, P.A. was the auditor for SnackHealthy, Inc. and Ron R. Chadwick, P.C.  was the auditor for the Registrant prior to the share exchange transaction.

The audit reports provided by the auditors of SnackHealthy, Inc., K. Brain Pybus, CPA, P.A. for the fiscal years ended June 30, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion nor was any report modified as to uncertainty, audit scope or accounting principles. During the Registrant's fiscal years 2009-2010, and during the interim period from July 1, 2010 through the date December, 2010, there have been no past disagreements between the Registrant and Brian Pybus, CPA, P.A., on any matter of accounting principles or practices, financial statement disclosure or auditing, scope or procedure.

The Board of Directors of the Registrant approved the appointment of Ron R. Chadwick, P.C. of Aurora, Colorado as its new auditors as of January 10, 2011 for its wholly-owned subsidiary SnackHealthy, Inc.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

         (D) Exhibits

                  16. Letter from K. Brain Pybus, CPA, P.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHIENT, INC.

Dated: January 10, 2011	By: /s/ Katherine West
Katherine West
President